                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 16, 2003


                        TRAVELERS PROPERTY CASUALTY CORP.
             (Exact name of registrant as specified in its charter)


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
          CONNECTICUT                    001-31266                  06-1008174
(State or other jurisdiction of  (Commission File Number)  (IRS Employer Identification
        incorporation)                                               Number)
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                 ONE TOWER SQUARE                                06183
               HARTFORD, CONNECTICUT
      (Address of principal executive offices)                 (Zip Code)

                                 (860) 277-0111
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

      On November 17, 2003, Travelers Property Casualty Corp., a Connecticut corporation ("Travelers"), announced that it has entered into an Agreement and Plan of Merger (the "Merger Agreement") among The St. Paul Companies, Inc., a Minnesota corporation ("The St. Paul"), Travelers and Adams Acquisition Corp., a Connecticut corporation and a direct wholly owned subsidiary of The St. Paul ("Merger Sub"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Travelers, with Travelers being the surviving corporation of such merger.

      A copy of the joint press release announcing the execution of the Merger Agreement and related agreements was issued on November 17, 2003 and is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as
Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

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
EXHIBIT NO. EXHIBIT
2.1 Agreement and Plan of Merger, dated as of November 16, 2003, among The St. Paul Companies, Inc., Travelers Property Casualty Corp. and Adams Acquisition Corp. (Schedules omitted).

99.1 Joint press release issued by The St. Paul Companies, Inc. and Travelers Property Casualty Corp. on November 17, 2003.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2003                 Travelers Property Casualty Corp.

                                        By:         /s/ Paul Eddy
                                                    ---------------------------
                                                    Paul Eddy
                                                    Assistant Secretary
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                                  EXHIBIT INDEX

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
EXHIBIT NO. EXHIBIT
2.1 Agreement and Plan of Merger, dated as of November 16, 2003, among The St. Paul Companies, Inc., Travelers Property Casualty Corp. and Adams Acquisition Corp. (Schedules omitted).

99.1 Joint press release issued by The St. Paul Companies, Inc. and Travelers Property Casualty Corp. on November 17, 2003.
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